SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of Earliest Event Reported):  March 15, 2006

BabyUniverse, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-32577	65-0797093

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Identification No.)

5601 NW 9th Avenue, Suite 104, Ft. Lauderdale, Florida	33309

(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (954) 771-5160

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

           On March 15, 2006, BabyUniverse, Inc. (the “Company”) received notification that its common stock has been approved for listing on the NASDAQ Capital Market and provided written notice to the American Stock Exchange on March 17, 2006 of its intention to withdraw the listing of its common stock on the American Stock Exchange.  The Company anticipates that its common stock will commence trading on the NASDAQ Capital Market under the ticker symbol “POSH” on or about March 27, 2006.

          The Company’s press release, dated March 20, 2006, announcing the approval for listing on the NASDAQ Capital Market and its intention to withdraw the listing of its common stock on the American Stock Exchange is filed with this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits

Exhibit No.	Description

99.1	Press Release of the Company, dated March 20, 2006

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2006	BabyUniverse, Inc.

/s/ Robert M. Brown

	Name:	Robert M. Brown
	Title:	Chief Financial Officer
(Principal Accounting and Financial Officer)